UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 28, 2005
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On December 28, 2005, the Company entered into a fifth amendment (the “Fifth Amendment”) to the Credit Agreement between Cerner Corporation and U.S. Bank National Association, a national banking association, in its capacity as Administrative Agent, Lead Arranger, Swingline Lender, Issuing Bank and a Bank; LaSalle Bank National Association, a national banking association, in its capacity as Documentation Agent and a Bank; Commerce Bank, N.A., a national banking association, in its capacity as a Bank; and, UMB Bank, N.A., a national banking association, in its capacity as a Bank, dated as of May 31, 2002, and as amended July 22, 2002, April 30, 2003, September 1, 2004 and December 28, 2004 (as amended, the “Credit Agreement”).
Amendments to the Credit Agreement set forth in the Fifth Amendment include: (i) the removal of the existing net worth requirement of the Company’s foreign subsidiaries; (ii) the addition of a new consolidated net worth requirement of the Company and its domestic subsidiaries; (iii) the relaxation of the investment restrictions on the Company’s investments in its foreign subsidiaries; and, (iv) the increase of the percentage of the Company’s Consolidated Total Assets that may be invested and/or guaranteed when the Company is entering into transactions with its Affiliates, all as set forth in the attached Exhibit 99.1.
Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and the Fifth Amendment. Other material terms of the Credit Agreement remain unchanged and have been previously reported in the Company’s reports on file with the SEC, all of which are incorporated herein by reference. The above description is qualified in its entirety by reference to the Fifth Amendment to Credit Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     c) Exhibits
          99.1 Fifth Amendment to Credit Agreement dated December 28, 2005 between the Company and U.S. Bank National Association, LaSalle Bank National Association, Commerce Bank, N.A. and UMB Bank, N.A.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: January 4, 2006	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Fifth Amendment to Credit Agreement dated December 28, 2005.